UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2013

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

The Crossings

On November 22, 2013, or the closing date, Independence Realty Trust, Inc., or IRT, through its wholly-owned subsidiary and operating partnership, Independence Realty Operating Partnership, LP, or IROP, acquired a fee simple interest in a 432-unit garden-style apartment property located in Jackson, Mississippi, known as The Crossings, or the property. The property was built between 1976 and 1980 and was significantly updated between 2006 and 2009 with over $8 million spent by the seller. IRT acquired the property through IRT Crossings Owner, LLC, or IRT Crossings, a wholly owned subsidiary of IROP, from an unaffiliated third party, Ridgewood Land Company, LLC, or the seller. IRT Crossings acquired the property from the seller for a purchase price of $23,000,000. IRT Crossings paid the purchase price for the property with its available cash. On November 26, 2013, IRT financed the property by borrowing $2.5 million under IRT’s previously disclosed secured revolving credit agreement with The Huntington National Bank.

On the closing date, IRT Crossings and Jupiter Communities, LLC, or Jupiter, IRT’s affiliate, entered into a property management agreement pursuant to which Jupiter will manage the property pursuant to the same terms applicable to Jupiter’s management of IRT’s other multifamily properties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired .

IRT hereby confirms that the financial statements and pro forma information relating to the acquisition of the property required by Rule 3-14 and Article 11 of Regulation S-X will be filed as an amendment to this Current Report on Form 8-K no later than February 8, 2014, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information .

See paragraph (a) above.

(c) Shell Company Transactions .

None.

(d) Exhibits .

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

November 26, 2013	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer